STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 6th day of February, 2006, by and between Fred Cooper (the "Seller"). and Otish Resources. Inc. (the "Buyer").

WITNESSETH:

WHEREAS, the Seller is the owner of an aggregate of 1.000,000 shares of common stock, $0.0001 par value. of Otish Resources. Inc., a Delaware corporation (the "Company"): and

WHEREAS, the Seller desires to sell all of his 1,000,000 shares of Company (the "Shares") and the Buyer desires to purchase the Shares upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein. the parties hereto, intending to be legally bound. agree as follows:

1. Sale and Transfer of the Shares. At the Closing (as hereinafter defined) and subject to the terms and conditions of this Agreement. the Seller shall sell. convey and deliver to the Buyer, and the Buyer shall purchase and accept from the Seller. the Shares for the purchase price specified in Section 2 below.

2. Purchase Price. In exchange for the Shares. the Buyer shall pay to the Seller, at the Closing (as hereinafter defined), the sum of $.00075 per share. or a total of $ 750.00 US.

3. Closing. The Closing of the transaction described in this Agreement shall take place on such date as mutually determined by the parties hereto (the "Closing"). but not later than 6 February 2006. unless extended by mutual consent of the parties hereto. At the Closing, the Seller shall deliver to the Buyer one or more stock certificates representing the Shares to be transferred hereunder.

4 Representation and Warranties of the Seller. The Seller represents and warrants that:

(a) Authority. The Seller has all necessary power and authority to execute. deliver and perform this Agreement and to consummate the transactions provided for herein. This Agreement has been duly authorized, executed and delivered by the Seller and constitutes a valid and binding obligation of the Seller enforceable in accordance with its terms. The execution. delivery and performance of this Agreement by the Seller does not and will not violate any provision of any law. regulation or order. or conflict with or result in the breach of, or constitute a default under. any material agreement or instrument to which the Seller is a party or by which the Seller may be bound or affected.

(b) Title. The Seller has good and marketable title to the Shares free and clear of all liens and encumbrances.

(c) Non-Affiliate Status. The Seller is not now nor has ever been an affiliate of the Company or its predecessor(s), as such term is defined in the Securities Act.

(d) Free Trading Shares. Seller hereby represents and warrants to Buyer that the Shares do not constitute "restricted securities" within the meaning of Rule 144 of the Securities Act and may be sold, pledged, or otherwise disposed of by Buyer without restriction under the Securities Act and applicable state securities laws, except to the extent Buyer is an affiliate within the meaning of the Securities Act.

(e) Duly Endorsed. Seller hereby represents and warrants to Buyer that certificates representing the Shares will be duly endorsed upon their transfer to Buyer.

(f) Registered Shares. Seller hereby represents and warrants to Buyer that the sale of the Shares has been registered under the Securities Act and that no stop order has been issued with respect to the Registration Statement registering the resale of the Shares. Concurrent with the execution of this Agreement, Seller is delivering to Buyer a copy of the prospectus relating to the resale of the Shares.

5. Representation and Warranties of the Buyer. The Buyer represents and warrants that:

(a) Authority. The Buyer has all necessary power and authority to execute, deliver and perform this Agreement and to consummate the transactions provided for herein. This Agreement has been duly executed and delivered by the Buyer and constitutes a valid and binding obligation of the Buyer enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by the Buyer does not and will not violate any provision of any law, regulation or order, or result in the breach of, or constitute a default under, any material agreement or instrument to which the Buyer is a party or by which the Buyer may be bound or affected.

(b) The Buyer's purchase of the Shares hereunder has not been solicited by means of general solicitation or by advertisement.

6. Entire Agreement. This Agreement constitutes the complete understanding between the parties hereto with respect to the subject matter hereof, and no alteration, amendment or modification of any of the terms and provisions hereof shall be valid unless made pursuant to an instrument in writing signed by each party. This Agreement supersedes and terminates any and all prior agreements or understandings between the parties regarding the subject matter hereof.

7. Fees and Costs. The seller and the Buyer shall each bear their own fees and costs incurred in connection with this Agreement.

8. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, executors, successors and assigns.

9. Governing Law. This Agreement has been made in and shall be construed and enforced in accordance with the laws of the State of Delaware.

10. Notices. All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed, certified mail, return receipt requested, as follows:

Otish Resources, Inc
Suite 1000 355 Burrard Street
Vancouver, BC V6C 2G8

Fred Cooper
4925 Portland St
Burnaby, BC V5J 2P7

11. Survival of Representations and Warranties. All representations and warranties made by the Seller and the Buyer shall survive the Closing.

12. Jurisdiction and Venue. Any claim or controversy arising out of or relating to the interpretation, application or enforcement of any provision of this Agreement, shall be submitted for resolution to a court of competent jurisdiction in Delaware. The parties hereby consent to personal jurisdiction and venue in Delaware.

13. Construction and Severability. In the event any provision in this Agreement shall, for any reason, be held to be invalid or unenforceable, this Agreement shall be construed as though it did not contain such invalid or unenforceable provision, and the rights and obligations of the parties hereto shall continue in full force and effect and shall be construed and enforced in accordance with the remaining provisions hereof.

14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15. Paragraph Headings. The paragraph headings contained in this Agreement are for convenience only and shall not affect in any manner the meaning or interpretation of this Agreement.

16. Rule of Construction Relating to Ambiguities. All parties to this Agreement acknowledge that they have each carefully read and reviewed this Agreement with their respective counsel and/or other representative, and therefore, agree that the rule of construction that ambiguities shall be construed against the drafter of the document shall not be applicable.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

SELLER:

Fred Cooper

BUYER:
Otish Resources, Inc.

By: ______________________
Stan Ford, President